 UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s Inc.
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Luby’s, Inc. 13111 Northwest Freeway Suite 600 Houston, Texas 77040 713-329-6800 www.lubysinc.com

December 8, 2014

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Luby’s, Inc. to be held on Friday, January 23, 2015, at 10:00 a.m., Houston time, at 13111 Northwest Freeway, 3rd Floor, Houston, Texas 77040. All record holders of outstanding shares of Luby’s, Inc. common stock at the close of business on December 3, 2014 are eligible to vote on matters brought before this meeting.

Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement. Please review the following Proxy Statement carefully. Your vote is important, so be sure to vote your shares as soon as possible. Please review the enclosed Proxy Statement for specific voting instructions.

Please note that if you hold your shares through a bank or broker and you do not indicate on your proxy card your preferences with respect to the election of directors, your bank or broker is not permitted to cast your vote on your behalf.

Thank you for your support.

Sincerely,

/s/ CHRISTOPHER J. PAPPAS
Christopher J. Pappas
President and Chief Executive Officer

LUBY’S, INC.

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

JANUARY 23, 2015

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Luby’s, Inc., a Delaware corporation (the “Company”) have called the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, which will be held at 13111 Northwest Freeway, 3rd Floor, Houston, Texas 77040, on Friday, January 23, 2015, at 10:00 a.m., Houston time, for the following purposes:

(1)	To elect ten directors to serve until the 2016 annual meeting of shareholders;

(2)	To ratify the appointment by the Board of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2015;

(3)	To conduct an advisory vote approving the compensation of the Company’s Named Executive Officers; and

(4)	To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The Board has determined that shareholders of record at the close of business on December 3, 2014, will be entitled to vote at the Annual Meeting.

A complete list of shareholders entitled to vote at the Annual Meeting will be on file at the Company’s corporate office at 13111 Northwest Freeway, Suite 600, Houston, Texas, for a period of ten days prior to the Annual Meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the Annual Meeting.

Your vote is important. You may vote in any one of the following ways:

•	Use the toll-free telephone number 1-800-690-6903 from the U.S. or Canada;

•	Use the Internet website www.proxyvote.com; or

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Shareholders who do not expect to attend the Annual Meeting in person are urged to review the enclosed proxy for specific voting instructions and to choose the method they prefer for casting their votes.

By Order of the Board of Directors of Luby’s, Inc.

/S/ ROY CAMBERG
General Counsel and Secretary

Houston, Texas
December 8, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The Notice of Annual Meeting of Shareholders, the Proxy Statement for the Annual Meeting, and the Company’s Annual Report for the fiscal year ended August 27, 2014 are available electronically at http://www.lubysinc.com/investors/filings.

LUBY’S, INC.

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being provided to shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Luby’s, Inc., a Delaware corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 23, 2015, or at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 8, 2014.

VOTING PROCEDURES

Your Vote is Very Important

Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible.

Shares Outstanding, Voting Rights, and Quorum

Only record holders of the Company’s common stock, par value $0.32 per share (“Common Stock”) at the close of business on December 3, 2014, will be entitled to vote at the Annual Meeting or at adjournments or postponements thereof. There were 28,990,561 shares of the Common Stock outstanding as of December 3, 2014. Each share of Common Stock outstanding is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum at the Annual Meeting.

Methods of Voting

•

Shares Held in Shareholder’s Name. If your shares are held in your name, you may vote by proxy or you may vote in person by attending the Annual Meeting. If your shares are held in your name and you would like to vote your shares by proxy prior to the Annual Meeting, there are three ways for you to vote:

1.	Call 1-800-690-6903 (toll charges may apply for calls made from outside the United States) and follow the instructions provided;

2.	Log on through the Internet at www.proxyvote.com and follow the instructions at that site; or

3.	If you received a proxy card in the mail, complete, sign, and mail the proxy card in the return envelope provided to you.

Please note that telephone and Internet voting will close at 11:59 p.m. Eastern time on January 22, 2014. If you wish to vote by telephone or Internet, follow the instructions on your proxy card.

If your proxy card is signed and returned without specifying choices, the shares represented will be voted as recommended by the Board.

•

Shares Held in “Street Name” Through a Bank or Broker. If your shares are held through a bank or broker, you can vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your bank or broker how to vote. Your bank or broker cannot vote your shares without instructions from you. You will not be able to vote in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that you may vote by proxy prior to January 23, 2015 and still attend the Annual Meeting.

Revoking Your Proxy

•

Shares Held in Shareholder’s Name. If your shares are held in your name, whether you vote by mail, the Internet, or by telephone, you may later revoke your proxy by delivering a written statement to that effect to the Secretary of the Company at the address provided above prior to the date of the Annual Meeting, by a later-dated electronic vote via the Internet, by telephone, by submitting a properly signed proxy with a later date, or by voting in person at the Annual Meeting.

•

Shares Held in “Street Name” Through a Bank or Broker. If you hold your shares through a bank or broker, the methods available to you to revoke your proxy are determined by your bank or broker, so please see the instructions provided by your bank or broker.

Vote Required

A majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors at the Annual Meeting is required for the election of a director nominee. Shareholders do not have cumulative voting rights. Ratification of the appointment of the independent registered public accounting firm, the approval of the compensation of our Named Executive Officers (as defined in “Compensation Discussion and Analysis—Compensation Tables and Information—Summary Compensation Table”) on a non-binding basis and the approval of the frequency of future advisory votes on executive compensation on a non-binding basis, each require the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting. Approval of all other matters requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. However, abstentions and broker non-votes will not be included in determining the number of votes cast on any matter.

A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions at least ten days before the Annual Meeting and the bank or broker does not have the discretionary authority to vote your shares in the election of directors or on a particular proposal because the proposal is not a “routine” matter under applicable rules. Under the rules of the New York Stock Exchange (the “NYSE”), the election of directors, the advisory votes on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation are not considered to be routine matters. Accordingly, if you hold your shares through a bank or broker and you do not indicate on your proxy card your preferences with respect to the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation, your bank or broker is not permitted to cast your vote on your behalf on those matters.

Other Business

The Board knows of no other matters that may be presented for shareholder action at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the persons named as proxies on the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

Confidential Voting Policy

It is the Company’s policy that any proxy, ballot, or other voting material that identifies the particular shareholder’s vote and contains the shareholder’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareholder has voted and will have access to any comment written on a proxy, ballot, or other material and to the identity of the commenting shareholder. Under the policy, the inspectors of election at any shareholder meeting will be independent parties unaffiliated with the Company.

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

The following table sets forth information concerning the beneficial ownership of Common Stock, as of December 3, 2014, for (a) each director currently serving on the Board, (b) each nominee for election as a director at the Annual Meeting named in this Proxy Statement, (c) each of the officers named in the Summary Compensation Table not listed as a director, and (d) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer and shares that the director or executive officer has the right to acquire within 60 days after December 3, 2014.

Name (1)	Shares Beneficially Owned	Percent of Common Stock
Judith B. Craven (2)	50,026	*
Arthur R. Emerson (3)	52,777	*
K. Scott Gray (4)	112,165	*
Jill Griffin (5)	46,369	*
J.S.B. Jenkins (6)	71,147	*
Frank Markantonis (7)	94,934	*
Joe C. McKinney (8)	94,650	*
Gasper Mir, III (9)	64,206	*
Christopher J. Pappas (10)	4,681,361	16.16%
Harris J. Pappas (11)	4,829,587	16.67%
Peter Tropoli (12)	119,714	*
All directors and executive officers of the Company, as a group (11 persons) (13)	9,149,739	31.58%

*	Represents beneficial ownership of less than one percent of the shares of Common Stock issued and outstanding on December 3, 2014.
(1)

Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares. Shares of phantom stock held by a nonemployee director convert into an equivalent number of shares of Common Stock when the nonemployee director ceases to be a director of the Company due to resignation, retirement, death, disability, removal, or any other circumstance. The shares of Common Stock payable upon conversion of the phantom stock are included in this table because it is possible for the holder to acquire the shares of Common Stock within 60 days if his or her directorship were to be terminated. Under the Company’s Nonemployee Director Stock Plan, restricted stock awards may become unrestricted when a nonemployee director ceases to be a director of the Company. Unless otherwise specified, the mailing address of each person named in the table is 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

(2)

The shares shown for Dr. Craven include 31,767 shares held for her benefit in a custodial account, 2,000 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 11,469 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 4,790 shares of restricted stock.

(3)

The shares shown for Mr. Emerson include 34,161 shares held jointly with his wife in a custodial account, 2,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 11,826 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 4,790 shares of restricted stock.

(4)	The shares shown for Mr. Gray include 22,145 shares held for his benefit in a custodial account and 90,020 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan.

(5)

The shares shown for Ms. Griffin include 39,579 shares held for her benefit in a custodial account, 2,000 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Plan, and 4,790 shares of restricted stock.

(6)

The shares shown for Mr. Jenkins include 58,373 shares held for his benefit in a custodial account, 2,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, and 10,774 shares of restricted stock.

(7)

The shares shown for Mr. Markantonis include 74,444 shares held for his benefit in a custodial account, 2,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 3,879 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 14,611 shares of restricted stock.

(8)

The shares shown for Mr. McKinney include 70,422 shares held for his benefit in a custodial account, 2,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, and 22,228 shares of restricted stock.

(9)

The shares shown for Mr. Mir include 43,899 shares held for his benefit in a custodial account, 2,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Plan, 2,453 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan, and 15,854 shares of restricted stock.

(10)

The shares shown for Christopher J. Pappas include 3,466,443 shares held for his benefit in a custodial account, 147,721 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, and 1,067,197 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(11)

The shares shown for Harris J. Pappas include 3,608,943 shares held for his benefit in a custodial account, 130,551 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, 22,896 shares of restricted stock, and 1,067,197 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(12)	The shares shown for Mr. Tropoli include 23,278 shares held for his benefit in a custodial account and 96,436 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan.

(13)

The shares shown for all directors and executive officers as a group include 7,473,454 shares held in custodial accounts, 478,728 shares which they have the right to acquire within 60 days under the Company’s various benefit plans, 100,733 shares of restricted stock, 29,627 shares of phantom stock held by nonemployee directors under the Nonemployee Director Phantom Stock Plan, and 1,067,197 shares owned by Pappas Restaurants, Inc., of which Christopher J. Pappas and Harris J. Pappas each own a 50% interest, as described above.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock as of December 3, 2014 and, unless otherwise indicated, is based on disclosures made by the beneficial owners in SEC filings under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Common Stock
Christopher J. Pappas (2)	4,681,361	16.16%
13939 Northwest Freeway Houston, Texas 77040

Harris J. Pappas (3)	4,829,587	16.67%
13939 Northwest Freeway Houston, Texas 77040

Thomson Horstmann & Bryant, Inc. (4)	2,418,613	8.35%
501 Merritt 7 Norwalk, Connecticut 06851

Hodges Capital Management, Inc. (5)	2,394,731	8.27%
2905 Maple Ave. Dallas, Texas 75201

Dimensional Fund Advisors LP (6)	2,085,055	7.20%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746

Bandera Partners LLC (7)	1,747,844	6.03%
50 Broad Street, Suite 1820 New York, New York 10004

(1)

Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares.

(2)

The shares shown for Christopher J. Pappas include 3,466,443 shares held for his benefit in a custodial account, 147,721 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, and 1,067,197 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(3)

The shares shown for Harris J. Pappas include 3,608,943 shares held for his benefit in a custodial account, 130,551 shares which he has the right to acquire within 60 days under Luby’s Incentive Stock Plan, 22,896 shares of restricted stock, and 1,067,197 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,067,197 shares owned by Pappas Restaurants, Inc.

(4)

Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2014 on Form 13F-HR dated October 14, 2014 and filed on October 14, 2014 with the SEC by Thomson Horstmann & Bryant, Inc. Thomson Horstmann & Bryant, Inc. has shared voting authority with respect to 1,183,045 shares and has no voting authority with respect to 1,235,568 shares.

(5)

Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2014 on Form 13F-HR dated November 14, 2014 and filed on November 14, 2014 with the SEC by Hodges Capital Management, Inc. Hodges Capital Management, Inc. has sole voting authority with respect to 2,173,606 shares and has no voting authority with respect to 221,125 shares.

(6)

Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2014 on Form 13F-HR dated November 13, 2014 and filed on November 13, 2014 with the SEC by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting authority with respect to 2,019,673 shares and has no voting authority with respect to 65,382 shares.

(7)

Information based solely on Report for the Calendar Year or Quarter Ended September 30, 2014 on Form 13F-HR dated November 14, 2014 and filed on November 14, 2014 with the SEC by Bandera Partners LLC. Bandera Partners LLC has shared voting authority with respect to all 1,747,844 shares.

ELECTION OF DIRECTORS (Item 1)

Each director is elected to a one-year term expiring at the next succeeding annual meeting. In accordance with the Bylaws of the Company, the Board has fixed the number of directors at ten, pursuant to a resolution adopted by a majority of the entire Board.

The terms of Jill Griffin, Christopher J. Pappas, Judith B. Craven, Frank Markantonis, Arthur Rojas Emerson, Gasper Mir, III, J.S.B. Jenkins, Joe C. McKinney, Harris Pappas, and Peter Tropoli will expire at the Annual Meeting. The Board nominates Jill Griffin, Christopher J. Pappas, Judith B. Craven, Frank Markantonis, Arthur Rojas Emerson, Gasper Mir, III, J.S.B. Jenkins, Joe C. McKinney, Harris Pappas, and Peter Tropoli for election as directors to serve until our 2015 Annual Meeting or until their successors are elected and qualified. The Board recommends a vote “FOR” each nominee.

All such nominees named above have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board.

There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption, except that Christopher J. Pappas and Harris J. Pappas are brothers and Frank Markantonis is the stepfather of Peter Tropoli, a director and the Company’s Chief Operating Officer.

The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should serve as one of our directors.

Nominees for Election to Terms Expiring in 2016

JILL GRIFFIN, 60, advises corporations, both domestically and abroad, on customer loyalty strategies. Her business best seller, Customer Loyalty: How to Earn It, How to Keep It, has been published in six languages and was named to Harvard Business School’s “Working Knowledge” list. In 1988, she founded Austin-based consulting firm, Griffin Group, which specializes in customer loyalty research, customer experience strategy, and executive coaching and serves Fortune 500 firms. Ms. Griffin has been an independent director of the Company since January 2003 and is Vice-Chair of the Personnel and Administrative Policy Committee and a member of the Executive Compensation Committee. Ms. Griffin began her career at RJR/Nabisco where she served as Senior Brand Manager for Winston, the corporation’s largest brand. Ms. Griffin is a magna cum laude graduate, Distinguished Alumna recipient and Trustee of the University of South Carolina Moore School of Business from which she holds her Bachelor of Science and Master of Business Administration degrees. She has served on the marketing faculty at the University of Texas. Her books have been adopted as textbooks for undergraduate and MBA courses at UT and other universities. Ms. Griffin is a member of the board of the National Association of Corporate Board Directors’ Texas Tri-Cities Chapter and Board Chairwoman of the Austin Convention and Visitors Bureau. She is also a member of the Advisory Board of Broadway Bank.

Qualifications, Experience, Key Attributes, and Skills: Ms. Griffin has more than 31 years’ experience, has published three books, and is widely regarded as an expert on the topics of brand management, brand loyalty, and customer experience. Furthermore, she brings leadership and management experience from her distinguished career at RJR/Nabisco, culminating in Senior Brand Manager for the corporation’s largest brand, and her Austin-based consulting firm, Griffin Group, which she founded and operates.

CHRISTOPHER J. PAPPAS, 67, has been President and Chief Executive Officer and a director of the Company since March 2001. Mr. Pappas is a member of the Executive Committee. He also has been Chief Executive Officer of Pappas Restaurants, Inc. since 1980. Mr. Pappas graduated from the University of Texas with a Bachelor of Science in Mechanical Engineering. Mr. Pappas is also a director of Amegy Bank N.A.; the University of Houston Conrad Hilton School of Hotel and Restaurant Management Dean’s Advisory Board; the Greater Houston Partnership Board; and a director emeritus of the National Restaurant Association.

Qualifications, Experience, Key Attributes, and Skills: Mr. Pappas has more than 36 years of experience in the restaurant industry. With his brother, Harris Pappas, he has founded and operated more than 90 restaurants during his successful career, including Pappadeaux Seafood Kitchen, Pappasitos Cantina, and Pappas Bros. Steakhouse. Additionally, Mr. Pappas has broad executive management and operational experience from his 31 year tenure as Chief Executive Officer of Pappas Restaurants, Inc. He also has extensive board and banking experience from his tenure as a board member and advisory board member on the board of Amegy Bank. Mr. Pappas and his brother, Harris Pappas, are widely regarded as restaurant industry experts.

JUDITH B. CRAVEN, M.D., M.P.H., 69, is the retired President of the United Way of the Texas Gulf Coast, where she served from 1992 until 1998. She is licensed to practice medicine and has a distinguished career in public health. She served as Dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston from 1983 until 1992 and Vice President of Multicultural Affairs for the University of Texas Health Science Center from 1987 until 1992. She also served as Director of Public Health for the City of Houston from 1980 until 1983, which included responsibility for the regulation of all foodservice establishments in the City. Dr. Craven has been an independent director of the Company since January 1998 and is Vice Chair of the Board, Chair of the Personnel and Administrative Policy Committee, Vice-Chair of the Executive Compensation Committee and the Executive Committee, and a member of the Nominating and Corporate Governance Committee. She is also a director of SYSCO Corporation (NYSE:SYY); Sun America Fund; and Valic Corp. She is a former member of the Board of Regents of the University of Texas at Austin and the Houston Convention Center Hotel.

Qualifications, Experience, Key Attributes, and Skills: Dr. Craven brings a background in public health to the Board that she has gained during her tenure of more than 31 years in the field. During her distinguished career, she has served on a variety of public health and healthcare boards. She also has extensive leadership experience from her high positions at medical academic institutions. Furthermore, Dr. Craven has significant experience from her tenure on the boards of public companies, investment funds, and as a regent of the University of Texas at Austin.

FRANK MARKANTONIS, 66, is an attorney with over thirty years of legal experience representing clients in the restaurant industry, with a concentration in real estate development, litigation defense, insurance procurement and coverage, immigration, and employment law. For over twenty years, He has served as General Counsel of Pappas Restaurants, Inc. He is a graduate of the University of Texas at Austin (1970) and the University of Houston Law Center (1973). Mr. Markantonis is admitted to practice in the following jurisdictions and before the following courts: The United States Supreme Court, District of Columbia Court of Appeals, United States Court of Appeals for the Fifth Circuit, The United States District Court for the Southern District of Texas, and the State of Texas. Mr. Markantonis is a member of the State Bar of Texas, District of Columbia Bar, and is a Fellow in the Houston Bar Association. He has been a director of the Company since January 2002 and is a member of the Personnel and Administrative Policy Committee.

Qualifications, Experience, Key Attributes, and Skills: Mr. Markantonis brings extensive state and federal legal experience from his more than 39 years as practicing attorney representing clients in the restaurant industry. He has represented his clients in all areas of legal practice affecting the operations of restaurants and hospitality clients, including real estate development, litigation defense, insurance procurement and coverage, immigration and employment law, and business transactions.

ARTHUR ROJAS EMERSON, 70, has been Chairman and Chief Executive Officer of GRE Creative Communications, a full-service, bilingual marketing and public relations firm since June 2000. The agency’s portfolio includes Hispanic-targeted marketing and they have offices in San Antonio, Austin, the Rio Grande Valley, and Washington, D.C. Mr. Emerson’s experience includes conducting foodservice television marketing campaigns locally and nationally. From 1994 until 2000, he was Vice President and General Manager of the Texas stations of the Telemundo television network. In 1994 he served as Chairman of the Hispanic Chamber, and in 1999 served as Chairman of the Greater San Antonio Chamber of Commerce, and is the only person to have held both positions. In 1995, he served as Chairman of CPS Energy, the nation’s largest publicly owned utility. He served as Chairman of the San Antonio Port Authority from 2001 to 2007 and has also served as Chairman of the executive committee of the Free Trade Alliance, Commissioner for the Texas Military Preparedness Commission, and Chairman of the Governor’s Advisory Committee on Aerospace Aviation. He served on the Board of the San Antonio Branch of the Dallas Federal Reserve Board from 1998 to 2004. Mr. Emerson has been an independent director of the Company since January 1998 and is a member of the Finance and Audit Committee. Mr. Emerson formerly served as a member of the board of USAA Bank and was Chairman of its Trust Committee. He is a board member of First Call M.D. and numerous local, state, and national philanthropic boards.

Qualifications, Experience, Key Attributes, and Skills: Mr. Emerson has more than 22 years of experience in local and national bi-lingual marketing, foodservice marketing, and public relations. His extensive business experience includes operating a state-wide television network for the Telemundo network and founding and operating a full-service marketing and public relations firm. Mr. Emerson has extensive board and financial experience from his tenure on the boards of corporations, banks, and government entities.

GASPER MIR, III, 68, is a Certified Public Accountant and a principal owner of the professional services firm MFR Group, Inc. (formerly known as MFR P.C.), which he founded in 1988. He is currently MFR’s Chief Administrative Officer, and previously his work included financial audit and accounting services for clients in the retail industry. From January 2003 through January 2008, Mr. Mir took a leave of absence from MFR and served as Executive General Manager of Strategic Partnerships for the Houston Independent School District. From 1969 until 1987, he worked at KPMG LLP, an international accounting and professional services firm, serving as a partner of the firm from 1978 until 1987. Mr. Mir has been a director of the Company since January 2002 and is Chairman of the Board, Chair of the Executive Committee and the Nominating and Corporate Governance Committee, and a member of the Finance and Audit Committee. As Chair, he presides over all Board meetings, as well as executive sessions and meetings of the independent directors, and he acts as an intermediary between the Board and the Company’s management. Mr. Mir is also a director of the Memorial Hermann Health System; the Greater Houston Community Foundation, and the Houston A+ Challenge.

Qualifications, Experience, Key Attributes, and Skills: Mr. Mir has more than 43 years of experience in accounting, finance, and audit from his distinguished tenure at the accounting firms KPMG LLP and MFR P.C. He is an active member of NACD and regularly participates in their professional development conferences. Additionally, Mr. Mir has experience in public relations, government, education, health care and community outreach from his board service on several community based organizations.

J.S.B. JENKINS, 71, served as President, Chief Executive Officer, and a Director of Tandy Brands Accessories, Inc. (NYSE:TBAC), a designer, manufacturer and marketer of fashion accessories, since November 1971 until his retirement in 2009. Previously, he served in several executive capacities within that company, including President of Tex Tan Welhausen Co., a division of Tandy Brands, Inc. He has also served as the Executive Vice President of the Bombay Company, Inc., a designer and marketer of home accessories and furniture. Mr. Jenkins has been an independent director of the Company since January 2003 and is Chair of the Executive Compensation Committee, Vice-Chair of the Finance and Audit Committee, a member of the Nominating and Corporate Governance Committee, and a member of the Executive Committee. He formerly served on the Board of Directors for Hardware Resources. He is a member emeritus of the Development Council of the Texas A&M University College of Business Administration/Graduate School of Business, the Texas A&M University President’s Council, and the Advisory Board of Directors for the Texas A&M University 12th Man Foundation.

Qualifications, Experience, Key Attributes, and Skills: Mr. Jenkins has more than 39 years of business, executive, manufacturing, and board experience from his career at Tandy Brands Accessories, Inc. and its divisions, culminating in the titles of President, Chief Executive Officer, and Chairman. He has an extensive background of service and board membership on numerous boards and councils of Texas A&M University.

JOE C. McKINNEY, 68, has been Vice-Chairman of Broadway National Bank, a locally owned and operated San Antonio-based bank, since October 2002. He formerly served as Chairman of the Board and Chief Executive Officer of JPMorgan Chase Bank-San Antonio from November 1987 until his retirement in March 2002. Mr. McKinney graduated from Harvard University in 1969 with a Bachelor of Arts in Economics, and he graduated from the Wharton School of the University of Pennsylvania in 1973 with a Master of Business Administration in Finance. Mr. McKinney has been an independent director of the Company since January 2003 and is Chair of the Finance and Audit Committee, a member of the Nominating and Corporate Governance Committee, and a member of the Executive Committee. He is a director of Broadway National Bank; Broadway Bancshares, Inc.; USAA Real Estate Company; U.S. Industrial REIT II & III; Cobalt Industrial REIT I, II, & III; and U.S. Global Investors Funds. He was a director of Prodigy Communications Corporation from January 2001 to November 2001, when the company was sold to SBC Communications, Inc., and served on its Special Shareholder Committee and Audit and Compensation Committee.

Qualifications, Experience, Key Attributes, and Skills: Mr. McKinney has over 40 years of experience in banking, finance, and management from his distinguished career in banking, culminating in a tenure of over 14 years as Chairman of the Board and Chief Executive Officer of JPMorgan Chase Bank-San Antonio and 12 years as Vice-Chairman of Broadway National Bank. He further brings significant board experience from his service on over seven boards of banks, investment funds, and corporations.

HARRIS J. PAPPAS, 70, served as Chief Operating Officer of the Company from March 2001 until his retirement in 2011. He is currently a director of the Company and a member of the Executive Committee and the Personnel and Administrative Policy Committee. Mr. Pappas graduated from Texas A&M University with a Bachelor of Business Administration in Finance and Accounting. He received the Distinguished  Alumnus Award from Texas A & M University in 2001 and the Outstanding Alumnus Award from the Texas A & M Mays College of Business in 1999. Mr. Pappas has been President of Pappas Restaurants, Inc. since 1980. He is a director of Oceaneering International, Inc. (NYSE: OII). Mr. Pappas is an advisory board member of Frost National Bank-Houston and is a committee member of Memorial Hermann Hospital System.

Qualifications, Experience, Key Attributes, and Skills: Mr. Pappas has more than 37 years of experience in the restaurant industry. With his brother, Christopher Pappas, he has founded and operated more than 90 restaurants during his successful career, including Pappadeaux Seafood Kitchen, Pappasitos Cantina, and Pappas Bros. Steakhouse. Additionally, Mr. Pappas has broad executive management and operational experience from his 31 year tenure as President of Pappas Restaurants, Inc. He also has extensive board experience from his tenure as a trustee and board member on the boards of a petroleum exploration company, as well as educational and healthcare institutions. Mr. Pappas and his brother, Christopher Pappas, are widely regarded as restaurant industry experts.

PETER TROPOLI, 42, has been Chief Operating Officer of the Company since April 2011 and a Director since March 2014. He also serves as President of the Company’s operating subsidiary, Luby’s Fuddruckers Restaurants, LLC. From 2001 to 2011 he served as Senior Vice President of Administration and General Counsel for the Company. From January 2006 to April 2011 he was also Corporate Secretary. From 1996 to 2001, he was Assistant General Counsel of Pappas Restaurants, Inc. He is a graduate of the University of Texas at Austin (1993, Magna Cum Laude) and the University of Houston Law Center (1996).

Qualifications, Experience, Key Attributes and Skills: Mr. Tropoli has over 15 years of experience in the restaurant industry. Mr. Tropoli has broad executive management and operational experience in retail and institutional food-service. He is also very experienced with real estate, employment, business transactions, legal, and regulatory matters affecting the food-service industry.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in nonqualified deferred compensation earnings	All Other Compensation ($)(3)	Total ($)
Judith B. Craven	$57,500	$67,944	0	0	0	0	$125,444
Arthur R. Emerson	50,000	67,944	0	0	0	0	117,944
Jill Griffin	50,000	67,944	0	0	0	0	117,944
J.S.B. Jenkins	42,500	85,947	0	0	0	0	128,447
Frank Markantonis	12,500	112,949	0	0	0	0	125,449
Joe C. McKinney	15,000	126,749	0	0	0	0	141,749
Gasper Mir, III	35,000	109,947	0	0	0	0	144,947
Harris J. Pappas	0	127,950	0	0	0	0	127,950

(1)

Amounts shown reflect the aggregate proportionate fair value for shares of restricted stock granted to directors in the 2014 fiscal year that the Company has recognized as compensation costs in its financial statements for the 2014 fiscal year, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment. The grant date fair value for each share is based on the average of the high and low stock price of our Common Stock on the date of grant.

(2)	The grant date fair value of each equity award granted to each director, was as follows:

Name	Quarterly Grant October 1, 2013	Quarterly Grant January 1, 2014	Discretionary Grant January 24, 2014	Quarterly Grant April 1, 2014	Quarterly Grant July 1, 2014
Judith B. Craven	$3,749	$3,747	$52,950	$3,749	$3,749
Arthur R. Emerson	3,749	3,747	52,950	3,749	3,749
Jill Griffin	3,749	3,747	52,950	3,749	3,749
J.S.B. Jenkins	8,249	8,249	52,950	8,249	8,250
Frank Markantonis	3,749	18,752	52,950	18,749	18,749
Joe C. McKinney	18,449	18,450	52,950	18,449	18,451
Gasper Mir, III	14,250	14,250	52,950	14,249	14,248
Harris J. Pappas	18,750	18,752	52,950	18,749	18,749

(3)	Perquisites and other personal benefits that did not exceed $10,000 in the aggregate for any director have been excluded.

Each nonemployee director other than the Chairman of the Board is paid an annual retainer fee of $50,000. The Chairman of the Board is paid an annual retainer fee of $85,000. In addition to the base annual retainer fee of $50,000, all nonemployee directors except the Chairman of the Board receive a single fee of $15,000 for all other committees in which they are a member. Further, for nonemployee directors other than the Chairman of the Board, the Chair of the Finance and Audit Committee is paid an additional annual retainer of $14,000, and the Chair of each other Board Committee is paid an additional annual retainer of $7,500. Nonemployee directors do not receive meeting fees.

Pursuant to the Company’s Second Amended and Restated Nonemployee Director Stock Plan (the “Plan”), each nonemployee director is required to receive a portion the annual retainer fee in restricted stock in an amount as determined by the Board (the “Mandatory Retainer Award”). The Board has set the Mandatory Retainer Award at the dollar value equivalent of $15,000. In addition (as defined in the Plan), each nonemployee director, prior to the end of any calendar year, may elect to receive an additional portion of their annual retainer fee in the dollar value equivalent of restricted stock (the “Elective Retainer Award”). On the first day of each January, April, July, and October during the term of the Plan, the director receives the Mandatory Retainer Award and any Elective Retainer Award so elected as restricted stock, the amount of shares being equal to the dollar value equivalent of the elected portion of the director’s annual retainer fees. Directors receiving an Elective Retainer Award will also receive an additional number of whole shares of restricted stock equal to 20% of the number of whole shares of restricted stock issued in payment of the Elective Retainer Award for the quarterly period beginning on that date.

Further, under the Plan, nonemployee directors may be periodically granted nonqualified options to purchase shares of Common Stock at an option price equal to 100% of their fair market value on the date of grant or shares of restricted stock. Each option terminates on the earlier of the tenth anniversary of the grant date or one year after the optionee ceases to be a director. An option may not be exercised prior to the first anniversary of the grant date, subject to certain exceptions specified in the Plan. No nonemployee director may receive options to purchase more than 7,500 shares in any 12-month period.

The Company’s Nonemployee Director Deferred Compensation Plan permits nonemployee directors to defer all or a portion of their directors’ fees in accordance with applicable regulations under the Internal Revenue Code. Deferred amounts bear interest at the average interest rate of U.S. Treasury ten-year obligations. The Company’s obligation to pay deferred amounts is unfunded and is payable from general assets of the Company.

The Company’s Corporate Governance Guidelines establish guidelines for share ownership. Currently, Directors are expected to accumulate, over time, shares of Common Stock with a market value of at least $100,000.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM (Item 2)

The Board has appointed the firm of Grant Thornton LLP to audit the accounts of the Company for the 2015 fiscal year. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Ratification of the appointment of the independent registered public accounting firm is not a matter which is required to be submitted to a vote of shareholders, but the Board considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder ratification should be withheld, the Board would consider an alternative appointment for the succeeding fiscal year. The ratification requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting.

Fees Paid to the Independent Registered Public Accounting Firm

The table below shows aggregate fees for professional services rendered for the Company by the Company’s independent registered public accounting firm, Grant Thornton LLP, for the fiscal years ended August 27, 2014 and August 28, 2013:

	2014	2013
	(in thousands)
Audit Fees	$600	$545
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$600	$545

Audit Fees for the fiscal years ended August 27, 2014 and August 28, 2013 consisted of fees associated with the audit of the Company’s consolidated financial statements and internal control over financial reporting included in the Company’s Annual Report on Form 10-K and reviews of its interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees. The Company did not incur any Audit-Related Fees for the fiscal years ended August 27, 2014 and August 28, 2013.

Tax Fees. The Company did not incur any Tax Fees from Grant Thornton LLP for the fiscal years ended August 27, 2014 and August 28, 2013.

All Other Fees. The Company did not incur any other fees for the fiscal years ended August 27, 2014 and August 28, 2013.

Preapproval Policies and Procedures

All auditing services and nonaudit services provided by Grant Thornton LLP must be preapproved by the Finance and Audit Committee. Generally, this approval occurs each year at the August meeting of the Finance and Audit Committee for the subsequent fiscal year and as necessary during the year for unforeseen requests. The nonaudit services specified in Section 10A(g) of the Exchange Act may not be, and are not, provided by Grant Thornton LLP. Grant Thornton LLP provides a report to the Chair of the Finance and Audit Committee prior to each regularly scheduled Finance and Audit Committee meeting detailing all fees, by project, incurred by Grant Thornton LLP year-to-date and an estimate for the fiscal year. The Chair of the Finance and Audit Committee reviews the Grant Thornton LLP fees at each Finance and Audit Committee meeting. The Finance and Audit Committee periodically reviews these fees with the full Board. During the fiscal years ended August 27, 2014 and August 28, 2013, no preapproval requirements were waived for services included in the Audit-Related Fees, Tax Fees, and All Other Fees captions of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Item 3)

The Board is recommending that the shareholders approve the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the Company and linking executive performance to shareholder value.

The “Say-on-Pay” vote is required pursuant to Section 14A of the Exchange Act. The vote is advisory in nature and is non-binding on the Company.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 22 of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 27, which provide detailed information on the Company’s compensation policies and practices and the compensation of our Named Executive Officers.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions by the Executive Compensation Committee or the Board. Because we value our shareholders’ views, however, the Executive Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy.

THE BOARD RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Committees of the Board

The Board currently maintains the following standing committees: Finance and Audit, Nominating and Corporate Governance, Personnel and Administrative Policy, Executive Compensation, and Executive. All committees meet as necessary to fulfill their responsibilities. The Board has directed each committee to consider matters within its areas of responsibility and to make recommendations to the full Board for action on these matters. Only the Executive Committee is empowered to act on behalf of the Board, and the specific powers of that committee may be exercised only in extraordinary circumstances.

Finance and Audit Committee

The Finance and Audit Committee is a standing audit committee established to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. Its primary functions are to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring: (1) the integrity of the financial statements of the Company; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and its independent registered public accounting firm; and (5) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Management is responsible for preparing the financial statements, and the independent registered public accounting firm is responsible for auditing those financial statements. The Finance and Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm and the preparation of the Finance and Audit Committee Report below. A copy of the current Finance and Audit Committee Charter adopted by the Board is available in print to any shareholder upon request and on the Company’s website at www.lubysinc.com. All members of the Finance and Audit Committee are independent directors as described under “Corporate Governance Guidelines—Director Independence” on page 17. The Finance and Audit Committee met eight times during the last fiscal year.

The Board determined that Gasper Mir, III and Joe C. McKinney are “audit committee financial experts” as defined in rules of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002 and are “independent” under the corporate governance standards of the NYSE.

At least quarterly, members of the Finance and Audit Committee have the opportunity to meet privately with representatives of the Company’s independent registered public accounting firm and with the Company’s Director of Internal Audit.

The members of the Finance and Audit Committee are: Joe C. McKinney (Chair); J.S.B. Jenkins (Vice-Chair); Arthur R. Emerson; and Gasper Mir, III.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are: (1) to maintain oversight of the development, structure, performance, and evaluation of the Board; (2) to seek and recommend candidates to fill vacancies on the Board; (3) to recommend appropriate Board action on renewal terms of service for incumbent members as their terms near completion; (4) to review compensation paid to non-management directors; (5) to review the Company’s Enterprise Risk Management framework and programs; and (6) to develop and periodically review the Company’s Corporate Governance Guidelines and recommend such changes as may be determined appropriate to the Board so as to reflect the responsibilities of the Board and the manner in which the enterprise should be governed in compliance with best practices. A copy of the current Nominating and Corporate Governance Committee Charter is available in print to any shareholder upon request and on the Company’s website at www.lubysinc.com. All members of the Nominating and Corporate Governance Committee are independent directors as described below. The Nominating and Corporate Governance Committee met two times during the last fiscal year.

The members of the Nominating and Corporate Governance Committee are: Gasper Mir, III (Chair); Judith B. Craven (Vice-Chair); J.S.B. Jenkins; and Joe C. McKinney.

Personnel and Administrative Policy Committee

The primary functions of the Personnel and Administrative Policy Committee are to monitor and evaluate the policies and practices of: (1) human resource management and administration; (2) management development; (3) non-executive officer compensation and benefits; (4) savings and investment plan administration; (5) marketing and public relations strategies; (6) loss prevention, quality assurance, and food safety policies and procedures; and (7) investor relations and communications on matters other than financial reporting. The Personnel and Administrative Policy Committee met four times during the last fiscal year.

The members of the Personnel and Administrative Policy Committee are: Jill Griffin (Chair); Judith B. Craven; Frank Markantonis; and Harris J. Pappas.

Executive Compensation Committee

The Executive Compensation Committee is a standing committee of the Board, consisting of independent directors, whose primary functions are: (1) to discharge the Board’s responsibilities relating to compensation of our Named Executive Officers and (2) to communicate to shareholders the Company’s ay delegate its responsibilities to a subcommittee consisting of one or more of its members. The Executive Compensation Committee Charter is available in print to any shareholder upon request and on the Company’s website at www.lubysinc.com. All members of the Executive Compensation Committee are independent directors as described under “Corporate Governance Guidelines—Director Independence” on page 17. The Executive Compensation Committee met four times during the last fiscal year.

For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Executive Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 22. For the report of the Executive Compensation Committee concerning the Compensation Discussion and Analysis, see “Executive Compensation Committee Report” on page 27.

The members of the Executive Compensation Committee are: J.S.B. Jenkins (Chair); Judith B. Craven (Vice-Chair); Jill Griffin; and Arthur Emerson.

Compensation Committee Interlocks and Insider Participation. During the fiscal year ended August 27, 2014, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers served on the Executive Compensation Committee. No current or past officer serves on the Executive Compensation Committee.

Executive Committee

The primary functions of the Executive Committee are: (1) to facilitate action by the Board between meetings of the Board; and (2) to develop and periodically review the Company’s standing committee charters. The Executive Committee did not meet during the last fiscal year.

The members of the Executive Committee are: Gasper Mir, III (Chair); Judith B. Craven (Vice-Chair); Joe C. McKinney; J.S.B. Jenkins; Christopher J. Pappas; and Harris J. Pappas.

Nominations for Director

The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as management and shareholders. The Committee may retain a third-party search firm to assist it in identifying candidates. The Nominating and Corporate Governance Committee will consider director candidates whose recommendations are timely submitted by our shareholders in accordance with the notice provisions discussed below under “Shareholder Proposals for 2016 Annual Meeting.”

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the Nominating and Corporate Governance Committee determines, in consultation with the Board, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the minimum standards and qualifications set out in the Company’s Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, including:

•	a candidate’s expertise and experience;

•	independence (as defined by applicable rules promulgated by the NYSE and the SEC);

•	financial literacy and understanding of business strategy, business environment, corporate governance, and board operation knowledge;

•	commitment to the Company’s core values;

•	skills, expertise, independence of mind, and integrity;

•	relationships with the Company;

•	service on the boards of directors of other companies;

•	openness, ability to work as part of a team and willingness to commit the required time; and

•	familiarity with the Company and its industry.

The Nominating and Corporate Governance Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board and other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, and the need for Finance and Audit Committee expertise. While no formal diversity policy exists, diversity is considered as one factor of many in evaluating prospective nominees, and the Committee believes that its evaluation of diversity as a factor in evaluating prospective nominees is effective.

In connection with its evaluation, the Committee determines whether to interview the prospective nominee; in addition, if warranted, one or more members of the Committee, and others as appropriate, may interview prospective nominees in person. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Company did not pay any third party a fee to assist in the process of identifying or evaluating nominees for election at the Annual Meeting.

CORPORATE GOVERNANCE GUIDELINES

The Company maintains Corporate Governance Guidelines evidencing the views of the Company on such matters as the role and responsibilities of the Board, composition of the Board, Board leadership, functioning of the Board, functioning of committees of the Board, and other matters. These guidelines are reviewed annually and modified when deemed appropriate by the Board. The current version of the Company’s Corporate Governance Guidelines are available in print to any shareholder upon request and can be found on the Company’s website at www.lubysinc.com.

Director Independence

The Board has evaluated the independence of the members of the Board under the Luby’s Director Independence Test. In conducting this evaluation, the Board considered transactions and relationships between each director or his or her immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such director is independent. Based upon that evaluation, the Board determined that the following directors have no material relationship with us and, thus, are independent:

Judith B. Craven

Arthur R. Emerson

Jill Griffin

J.S.B. Jenkins

Joe C. McKinney

Gasper Mir, III

The Board also has determined that each member of the Finance and Audit Committee, the Nominating and Corporate Governance Committee, and the Executive Compensation Committee meets the independence requirements applicable to those committees prescribed by the NYSE, the SEC, and the Internal Revenue Service. The Luby’s Director Independence Test is available in print to any shareholder upon request and on the Company’s website at www.lubysinc.com.

Resignation of Directors

Any director may resign at any time by giving notice in writing or by electronic transmission to the Board or the Secretary of the Company.

Executive Session Meetings of Non-Management Directors

Non-management directors regularly meet in executive sessions, without the presence of management directors or executive officers of the Company.

Board Leadership Structure and Presiding Director

Currently, the offices of Chairman and Chief Executive Officer are separate. Corporate policy allows for the separation of these offices to preserve flexibility for the Board regarding the selection of Chairman and Chief Executive Officer and the independence of these positions, although it is not mandated.

The Chairman of the Board currently presides over the executive sessions of non-management directors. If the offices of Chief Executive Officer and Chairman are not separate or, for any other reason, the Chairman is not independent, the independent directors will elect one of the independent directors to preside over the executive sessions of non-management directors.

Board Member Meeting Attendance

Directors are expected to attend Board meetings and meetings of the Committees on which they serve, to spend the time needed, and to meet as frequently as necessary to properly discharge their responsibilities. During the fiscal year ended August 27, 2014, the Board held six meetings. Each Director attended at least 80% of the meetings of the Board and Committees on which he or she served. All of the Company’s Directors attended the 2014 annual meeting of shareholders of the Company, and the Company expects that all continuing members of the Board will be present at the Annual Meeting.

The Board’s Role in Risk Oversight

The Board considers the effective oversight of risk important to running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. In addition to the Chief Executive Officer, General Counsel, Vice President of Risk Management, and other members of our senior leadership team who are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for overseeing its risk profile and assisting management in addressing specific risks, such as operational risks, strategic and competitive risks, financial risks, brand and reputation risks, and legal and regulatory risks.

Strategic, operational, and competitive risks, as well as the steps management has taken or will take to mitigate these risks, are presented, reviewed, and discussed at regular meetings of the Board and its committees. Additionally, at each quarterly meeting, or more often as necessary, the General Counsel presents to the Board an update on material legal and regulatory matters.

The Nominating and Corporate Governance Committee is responsible for reviewing our Enterprise Risk Management, or ERM, framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with the full board and its committees.

The Finance and Audit Committee meets regularly with our Chief Financial Officer, our internal auditor, independent auditor, General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, and ERM framework and programs.

The Executive Compensation Committee and Personnel and Administrative Policy Committee are responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. They are also charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and the Company’s management.

Code of Conduct and Ethics for All Directors, Officers, and Employees

The Board has adopted a Policy Guide on Standards of Conduct and Ethics, which is applicable to all directors, officers, and employees. The intent of the Policy Guide on Standards of Conduct and Ethics is to promote observance of fundamental principles of honesty, loyalty, fairness, and forthrightness and adherence to the letter and spirit of the law. Waivers of any part of the Policy Guide on Standards of Conduct and Ethics for any director or executive officer are permitted only by a vote of the Board or a designated Board committee that will ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Policy Guide on Standards of Conduct and Ethics granted to directors and executive officers in print to any shareholder upon request and on the Company’s website at www.lubysinc.com.

Copies of the Policy Guide on Standards of Conduct and Ethics are available in print to shareholders upon request or on the Company’s website at www.lubysinc.com.

Code of Ethics for the Chief Executive Officer and Senior Financial Officers

The Board has adopted a Supplemental Standards of Conduct and Ethics that apply to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and all senior financial officers (“Senior Officers’ Code”). The Senior Officers’ Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

•	compliance with governmental laws, rules, and regulations;

•	the prompt internal reporting to an appropriate person or persons identified in the Senior Officers’ Code of violations of the Senior Officers’ Code; and

•	accountability for adherence to the Senior Officers’ Code.

Waivers of the Senior Officers’ Code for the Chief Executive Officer, Chief Financial Officer, and the Controller are permitted only by a vote of the Board or a designated Board committee that will ascertain whether a waiver is appropriate under all the circumstances. The Company intends to disclose any waivers of the Senior Officers’ Code granted to the Chief Executive Officer, Chief Financial Officer, or the Controller on the Company’s website at www.lubysinc.com and in print to any shareholder upon request.

Copies of the Senior Officers’ Code are available in print to shareholders upon request or on the Company’s website at www.lubysinc.com.

Receipt and Retention of Complaints Regarding Accounting and Auditing Matters

To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline through which employees can submit complaints on a confidential and anonymous basis. Any concerns regarding accounting, internal accounting controls, auditing, or other disclosure matters reported on the hotline are reported to the Chair of the Finance and Audit Committee. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take any corrective action, if necessary. The Finance and Audit Committee is notified of these reports at every quarterly committee meeting, or sooner if necessary.

Any person who has concerns regarding accounting, internal accounting controls, or auditing matters may address them to the attention of Chair, Finance and Audit Committee, Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

Nonretaliation for Reporting

The Company’s policies prohibit retaliation against any director, officer, or employee for any report made in good faith. However, if the reporting individual was involved in improper activity, the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, the Company may consider the conduct of the reporting individual in promptly reporting the information as a mitigating factor in any disciplinary decision.

Shareholder Communications to the Board

Shareholders and other parties interested in communicating directly with the Chairman of the Board, the non-management directors as a group or the Board itself regarding the Company may do so by writing to the Chairman of the Board, in care of the Corporate Secretary at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

The Board has approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary reviews all such correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board’s attention. Directors may at any time request copies of all correspondence received by the Company that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures that the Finance and Audit Committee has established with respect to such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons beneficially owning more than ten percent of the outstanding shares of our Common Stock to report their initial ownership of Common Stock and any subsequent changes in that ownership to the SEC and the NYSE, and to provide copies of such reports to the Company. Based upon the Company’s review of copies of such reports received by the Company and written representations of its directors and executive officers, the Company believes that during the fiscal year ended August 27, 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

On July 23, 2002, the Company entered into an Indemnification Agreement with each member of the Board under which the Company obligated itself to indemnify each director to the fullest extent permitted by applicable law so that he or she will continue to serve the Company free from undue concern regarding liabilities. The Company has also entered into an Indemnification Agreement with each person becoming a member of the Board since July 23, 2002. The Board has determined that uncertainties relating to liability insurance and indemnification have made it advisable to provide directors with assurance that liability protection will be available in the future.

The Company obtains certain goods and/or services from entities owned or controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, a member of the Board (the “Pappas Entities”), pursuant to the terms of an Amended and Restated Master Sales Agreement, dated June 13, 2012 (the “Master Sales Agreement”). Under the terms of the Master Sales Agreement, the Pappas Entities may provide specialized (customized) equipment fabrication and basic equipment maintenance, including stainless steel stoves, shelving, rolling carts, and chef tables. During the fiscal year ended August 27, 2014, the Pappas Entities provided goods to the Company under the Master Sales Agreement in the amount of approximately $4,000 Consistent with past practices, the Finance and Audit Committee, consisting entirely of independent directors, reviewed on a quarterly basis all applicable amounts related to the Master Sales Agreement.

The Company anticipates that payments to the Pappas Entities under the Master Sales Agreement during the current fiscal year, if any, will be primarily for goods purchased pursuant to the terms of the Master Sales Agreement. In the opinion of the Finance and Audit Committee, the fees paid by the Company for such goods and/or services are primarily at or below what the Company would pay for comparable goods and/or services (if available) from a party unaffiliated with the Company.

In the third quarter of the fiscal year ended August 25, 2004, Messrs. Pappas became partners in a limited partnership which purchased a retail strip center in Houston, Texas. Messrs. Pappas collectively own a 50% limited partner interest and a 50% general partner interest in the limited partnership. An independent third party company manages the center. One of the Company’s restaurants has rented approximately 7% of the space in that center since July 1969. No changes were made to the Company’s lease terms as a result of the transfer of ownership of the center to the new partnership. On November 22, 2006, due to the approaching expiration of the previous lease, the Company executed a new lease agreement with respect to this property, which provides, effective upon the Company’s relocation and occupancy into the new space in July 2008, for a primary term of approximately 12 years with two subsequent five-year options. The new lease also gives the landlord an option to buy out the tenant on or after the calendar year 2015 by paying the then unamortized cost of improvements to the tenant. The Company will owe, under the lease, $22.00 per square foot plus maintenance, taxes, and insurance for the calendar year 2014. Thereafter, the lease provides for reasonable increases in rent at set intervals. The new lease agreement was approved by the Finance and Audit Committee. The Company made payments of $388,181 during the fiscal year ended August 27, 2014, and $67,751 from August 27, 2014 to November 15, 2014, under the current lease agreement.

In the third quarter of the fiscal year ended August 27, 2014, an entity owned or controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, a member of the Board, purchased from the Company’s landlord, the land underlying one of the Company’s Fuddruckers restaurants in Houston, Texas, which was contiguous to other land owned by the same entity. One of the Company’s restaurants has rented that property since July 1996, and the property was previously one of several properties included on the Master Lease, dated November 24, 1998, between Spirit Master Funding, LLC and Luby’s Fuddruckers Restaurants, LLC, as amended (the “Master Lease”) . On March 12, 2014, the Company executed a new ground lease agreement severing this property from the Master Lease. The terms of the new ground lease agreement are substantially similar to the Master Lease and provide for a primary term of approximately 6 years with two subsequent five-year options. Pursuant to the new ground lease agreement, the Company pays $2.46 per square foot plus maintenance, taxes, and insurance from March 12, 2014 until November 30, 2016. Thereafter, the new ground lease agreement provides for reasonable increases in rent at set intervals. The Company made rent payments of $79,950 during the fiscal year ended August 27, 2014, and $26,650 from August 27, 2014 to November 15, 2014.

Policies and Procedures Regarding Related Person Transactions

The Board has adopted a written Related Person Transaction Approval Policy, which requires the Finance and Audit Committee to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction.

For purposes of the policy, a “related person transaction” is any transaction, arrangement, or relationship where the Company is a participant, the Related Person (defined below) had, has, or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Person” includes: (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

In determining whether a related person transaction will be approved or ratified, the Finance and Audit Committee may consider factors such as: (a) the extent of the Related Person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Persons; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

EXECUTIVE OFFICERS

Certain information is set forth below concerning the executive officers of the Company, each of whom has been elected to serve until his successor is duly elected and qualified:

Name	Served as Officer Since	Positions with Company and Principal Occupation Last Five Years	Age
Christopher J. Pappas	2001	President and CEO (since March 2001); CEO of Pappas Restaurants, Inc.	67

Peter Tropoli	2001	Chief Operating Officer (since April 2011); Senior Vice President-Administration and General Counsel (March 2001 to April 2011); Secretary (January 2006 to April 2011).	42

K. Scott Gray	2007	Senior Vice President and CFO (since April 2007) and Vice President of Finance (October 2005 to April 2007).	45

COMPENSATION DISCUSSION AND ANALYSIS

In our Compensation Discussion and Analysis, we:

•	describe our goals for compensating our Named Executive Officers;

•

describe how we designed our compensation program and explain how executive compensation decisions reflect both the Company’s business performance and the individual performance goals for each of our Named Executive Officers; and

•	explain the tables and other disclosures that follow.

Our “Named Executive Officers” are identified in the Summary Compensation Table on page 27.

EXECUTIVE SUMMARY

This section highlights key actions taken by the Executive Compensation Committee to further align the interests of our Named Executive Officers with those of our shareholders and improve our pay for performance position.

The Company’s executive compensation program (the “program”) is designed to enable the Company to execute its business objectives by attracting, retaining, and motivating the highest quality of management talent. The program serves to incent and reward executive performance, with the objective of enhancing shareholder value over the long term and encouraging long-term retention of executive officers. The Company’s annual compensation plans are typically determined at the beginning of each fiscal year and are granted during the beginning of the following fiscal year after disclosure of the prior fiscal year’s results.

The Executive Compensation Committee evaluates the effectiveness of the program in meeting its objectives and in light of the Company’s performance for the prior fiscal year, competitive compensation data, evaluation of each executive’s contribution to the Company’s performance, each executive’s experience, responsibilities, management abilities, and other individual criteria. The Executive Compensation Committee advises the Board on executive compensation and typically makes recommendations to the Board for approval of the compensation for executive officers.

In fiscal year 2014, much of the Company’s strategic focus centered on constructing, staffing, opening, and operating new restaurants, primarily its core restaurant brands, Luby’s Cafeteria and Fuddruckers—The World’s Greatest Hamburgers®. The Company successfully opened four locations consisting of a side-by-side Luby’s Cafeteria and Fuddruckers restaurant, which we refer to as Combo locations, one stand-alone Luby’s Cafeteria, and six stand-alone Fuddruckers restaurants. In addition, management further developed the Company’s Fuddruckers franchisee pipeline through execution of development agreements with new and existing franchisees and opening two new franchise units domestically and four internationally. The Company ended the year with a pipeline of three parcels of land for future expansion of Combo locations. Luby’s Cafeterias, the Company’s largest brand in the Company-operated restaurant segment, finished the year with 1.4% higher same store sales and improved store level profit.

Additionally, management continued to earn new business for our Culinary Contract Services segment and implemented a revised strategy for maximizing the value from the 23 Cheeseburger in Paradise leasehold locations purchased on December 6, 2012.

Summary of 2014 Compensation Activity

In recognition of the new unit development activity achieved in fiscal year 2014, our Named Executive Officers received discretionary non-equity incentive compensation. No short-term or long-term equity incentive compensation was awarded in accordance with the objectives outlined below and the form of short-term equity incentive compensation which began for fiscal year 2013. Awards granted during the beginning of fiscal year 2015 correlate with the fiscal year 2014 executive compensation plan. Base salaries of the Company’s executive officers were set in accordance with market and industry levels.

EXECUTIVE COMPENSATION OVERVIEW

The program is designed to enable the Company to execute its business objectives by attracting, retaining, and motivating the highest quality of management talent. The program serves to incent and reward executive performance, with the objective of enhancing shareholder value over the long term and encouraging long-term retention of executive officers. As such, each element of compensation is an integral part of achieving this purpose. In addition, the Company strives to remain competitive by balancing all elements of compensation.

The Executive Compensation Committee annually evaluates the effectiveness of the Company’s executive compensation program in meeting its objectives, annually advises the Board on the compensation to be paid to the Company’s executive officers and approves the compensation for executive officers. In addition, the Company provides shareholders with an advisory vote to approve the Company’s executive compensation as required under Section 14A of the Exchange Act. At the Company’s 2014 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of our Named Executive Officers, with approximately 88 percent of votes cast for approval of the advisory vote. The Executive Compensation Committee evaluated the results of the 2014 advisory vote at its May 30, 2014 and September 11, 2014 meetings. The Executive Compensation Committee also considered many other factors in its evaluation of the Company’s executive compensation program, including reference to the Company’s performance for the prior fiscal year, competitive compensation data, evaluation of each executive’s contribution to the Company’s performance, each executive’s experience, responsibilities, management abilities, and other individual criteria it deems appropriate. While each of these factors bore on the Executive Compensation Committee’s decisions regarding the compensation of our Named Executive Officers, the Executive Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2014 advisory vote on the compensation of our Named Executive Officers.

The Company’s executive compensation program currently consists of three main components:

•	base salary;

•	a performance-based annual non-equity incentive award; and

•	performance-based short-term and long-term equity incentive awards.

The dollar value of performance-based short-term and long-term incentive equity compensation awards is typically divided between stock options and long-term grants of Common Stock. Fifty percent of such dollar value consists of incentive stock option grants and is referred to as the “Short-Term Equity Incentive.” The Short-Term Equity Incentive is tied to an annual pre-budgeted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) number during the applicable fiscal year, and is subject to vesting schedules requiring continued service with the Company. The other fifty percent of such dollar value consists of grants of Common Stock at the end of a three-year period and referred to as the “Long-Term Equity Incentive.” The Long-Term Equity Incentive is tied to the cumulative EBITDA results for the Company over a three-year period.

For the compensation plan relating to fiscal year 2013, the Company replaced three-year vesting restricted stock grants with long-term Common Stock grants, granted at the end of a three-year period and computed based on the level of achievement of cumulative EBITDA results for the Company over the same three-year period.

The Company’s executive compensation program does not include any pension benefits. None of our Named Executive Officers participates in any retirement or defined benefit plan maintained by the Company. The Company has no compensation agreements or benefits which provide for tax gross-ups. Further, executive officers do not receive perquisites and other personal benefits which exceed $10,000 in the aggregate for any executive officer in any fiscal year.

The Company currently has no salary continuation agreement, or change in control agreements having similar effect, with any employee of the Company other than the employment agreement with Christopher J. Pappas as described under “—Employment Agreement” below.

The Executive Compensation Committee administers the Company’s stock option, ownership, and any other equity-based compensation plans to our Named Executive Officers.

Base Salaries

The Company seeks to compensate executive officers for their performance throughout the year with annual base salaries that are fair and competitive while being consistent with the Company’s position in the foodservice industry.

Base salaries are reviewed annually or biannually by the Executive Compensation Committee to ensure continuing consistency with the industry and the Company’s level of performance during the previous fiscal year. A third-party consultant, Towers Watson, provided benchmark information in prior years, through the use of peer and general industry data, which was used as a reference to assist the Executive Compensation Committee. See “—Benchmarking and Use of Third-Party Compensation Consultant” beginning on page 25.

Any increase in an executive officer’s base salary is intended to reflect the Company’s financial performance, individual performance, market conditions, and/or potential changes in the officer’s duties and responsibilities.

The salary of the Chief Executive Officer is fixed according to his employment agreement, but it may be modified by the Board with consent of the Chief Executive Officer. See “—Employment Agreement” beginning on page 26 and “—Compensation of Chief Executive Officer” beginning on page 26. Members of the Executive Compensation Committee, along with members of the Finance and Audit Committee, were involved in advising the Board on the appropriateness and reasonableness of the compensation package for the Chief Executive Officer.

Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market and peers as well as individual performance.

Non-Equity Incentive Compensation and Bonus

The Company’s annual incentive compensation is designed to be a balanced set of measures which blend Company-wide financial measures, process-improvement measures, and Company and individual business objectives. Corporate and individual performance objectives are established near the beginning of each fiscal year and monitored throughout the fiscal year. If earned, the annual incentive compensation paid to each executive in the form of a cash payment will vary according to the Company’s overall performance.

In prior years, a third-party consultant provided benchmark information through the use of peer and general industry data, which was used as a reference to assist the Executive Compensation Committee. See “—Benchmarking and Use of Third-Party Compensation Consultant” beginning on page 25.

The Executive Compensation Committee believes that same-store sales and EBITDA are important financial measures of executive performance. The two measures, taken together, allow for a reasonably accurate measure of executive performance relative to past periods, while minimizing the impact of non-operating factors, such as macroeconomic trends and acquisition integration. Accordingly, annual non-equity incentive compensation for all Named Executive Officers is determined by the Company’s performance relative to pre-determined goals that are based on:

•	Same-store sales (33%) and

•	EBITDA (67%).

Further, the Executive Compensation Committee considers individual executive performance factors relative to each executive’s functions and area of responsibility. Such factors may include, without limitation: achievement of operational and management goals, revenue, profitability, return on investment, cost controls, business development, and other enhancements of shareholder’s value.

The Executive Compensation Committee maintains full discretion with regard to annual incentive compensation, including the ability to grant an additional discretionary cash bonus at fiscal year-end and may decide to award or withhold an incentive compensation award for an individual based upon overall Company performance or upon each participant’s individual performance during the year.

Short-Term Equity Incentive Compensation

Short-term equity incentive compensation in the form of incentive stock option grants, is used to (1) incent performance that leads to enhanced shareholder value, (2) encourage retention, and (3) closely align the executive’s interests with shareholders’ long-term interests. These grants are based on performance relative to pre-determined goals.

The expected present value of such stock options is calculated using the binomial pricing method. The size of each stock option grant and restricted stock grant is determined relative to the Company’s size and market, the scope and responsibility of the individual, individual performance, share usage under the plan, employee qualifications and position, as well as peer and general industry data.

The Executive Compensation Committee typically considers the grants of incentive stock options to eligible executive officers and other officers on an annual basis. If earned, such short-term incentive equity compensation will vary according to the Company’s overall performance.

The stock option grants are at market value on the date of grant, and they typically vest 50% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 25% on the third anniversary of the grant date. The stock option grants typically expire ten years from their grant date.

The stock option grants provide compensation to the optionee only to the extent the market price of the stock increases between the date of grant and the date the option is exercised. Stock options and restricted stock are intended to provide long-term compensation tied specifically to increases in the price of Common Stock.

Long-Term Equity Incentive Compensation

Long-term equity incentive compensation in the form of long-term equity grants of Common Stock, granted at the end of a three-year period based on pre-determined metrics, are used to (1) incent performance that leads to enhanced shareholder value, (2) encourage retention, and (3) closely align the executive’s interests with shareholders’ long-term interests. These grants are based on the cumulative EBITDA results for the Company over a three-year period.

The size of long-term equity grants is determined relative to the Company’s size and its market, scope and responsibility of the individual, individual performance, share usage under the plan, employee qualifications and position, as well as peer and general industry data.

The Executive Compensation Committee typically reviews the grants of Common Stock to eligible executive officers and other officers on at least an annual basis. If earned, such long-term incentive equity compensation will vary according to the Company’s overall performance.

These short-term and long-term incentive equity compensation awards are based primarily on the Company’s achievement of its business plan objectives, consisting of sales and EBITDA objectives at approximately 90%, 100%, and 110% thresholds. Short-term equity incentive compensation is typically are granted on an annual basis following the disclosure of year-end results, and Long-term equity incentive compensation is typically granted at the end of a three-year period following the disclosure of the year-end results of the third year. The following chart summarizes this process:

Company achievement of budgeted target	Payout to Named Executive Officers based on predetermined incentive levels
Less than 90% of target	No payout of incentive equity compensation
Greater than or equal to 90% of target	50% payout of incentive equity compensation
Greater than or equal to 100% of target	100% payout of incentive equity compensation
Greater than or equal to 110% of target	150% payout of incentive equity compensation

All grants require Board approval and are typically presented at the first regularly scheduled Board meeting following the disclosure of fiscal year-end results. Neither the Company nor the Executive Compensation Committee has a program, plan, or practice to time option grants to the Company’s executive officers in coordination with the release of material nonpublic information. Any stock option grants made to non-executive employees typically occur concurrently with grants to Named Executive Officers.

Benchmarking and Use of Third-Party Compensation Consultant

The Company did not engage a third-party compensation consultant in the year ended August 27, 2014. In prior years, the Company engaged a third-party compensation consultant, Towers Watson, to provide an assessment of the Company’s compensation structure for all of its officer positions and to evaluate their compensation relative to the marketplace. Towers Watson relied on its own annual incentive plan design surveys, its experience with general industry companies with annual revenues similar to that of the Company, and research from the proxy statements of companies considered peers of the Company. Towers Watson also developed marketplace base salary, target annual incentive opportunity, target total annual compensation, actual total annual compensation, long term incentive award level, target total direct compensation, and actual total direct compensation rates at the 25th, 50th, and 75th percentiles which were used, in prior years, as a reference to assist the Executive Compensation Committee in designing and maintaining the Company’s compensation programs.

Role of Executive Officers

Of our Named Executive Officers, only the Chief Executive Officer has a role in determining executive compensation policies and programs. Within the parameters of the compensation policies established by the Executive Compensation Committee, the Chief Executive Officer makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other Named Executive Officers. The Chief Executive Officer may base his recommendation on a variety of factors such as his appraisal of the officer’s performance and contribution to the Company and on market data.

Stock Ownership Guidelines

The Board has adopted guidelines for ownership of Common Stock by executive officers and directors to help demonstrate the alignment of the interests of the Company’s executive officers and directors with the interests of its shareholders. The amount of stock that a particular executive or director is required to hold is determined relative such person’s position with the Company. The guidelines provide that executives and directors are expected to attain the following levels of stock ownership within five years of their election to the specified director or officer position:

Position	Share Ownership
Chief Executive Officer, President	4 times annual base salary
Chief Operating Officer	2 times annual base salary
Senior Vice President	2 times annual base salary
Nonemployee Director	Shares with a market value of at least $100,000

Phantom stock and stock equivalents in the nonemployee director deferred compensation plan are considered Common Stock for purposes of the guidelines, as they are essentially awarded in lieu of cash compensation for Board services.

Employment Agreement

The Company entered into a new employment agreement with Christopher J. Pappas, the Company’s President and Chief Executive Officer on January 24, 2014. The employment agreement was amended on December 1, 2014. The employment agreement, as amended, expires on August 31, 2016, unless earlier terminated, and currently provides for a base annual salary of $462,000, plus potential bonus compensation in an amount that the independent directors of the Board or an authorized committee, shall determine, in its sole discretion. Please refer to “—Compensation of Chief Executive Officer” beginning on page 26 for more information regarding Mr. Pappas’ employment agreement.

The employment agreement provides that Mr. Pappas will be entitled to receive all compensation and benefits provided under the employment agreement on August 31, 2016, if (1) the Company terminates his employment “without cause” (as defined in the employment agreement) or (2) Mr. Pappas terminates the employment agreement for “good reason” (as defined in the employment agreement). For more information regarding potential payments under the employment agreement, please read “—Potential Payments upon Termination or Change in Control” beginning on page 29.

The Company does not have any agreements with any of its other officers, directors, or employees containing provisions governing the compensation and benefits that may be paid to any such person upon termination of employment or a change in control of the Company.

Compensation of Chief Executive Officer

Under his current employment agreement, Christopher J. Pappas was paid an annual base salary of $412,000 in fiscal year 2014. Beginning on September 11, 2014, for fiscal year 2015, Mr. Pappas’ annual base salary is $462,000. Mr. Pappas is eligible to receive potential annual cash bonuses and long-term equity incentives under his employment agreement in an amount that the independent directors of the Board or an authorized committee, shall determine. His Non-Equity Incentive Compensation is computed, similar to all Named Executive Officers, based upon the Company’s achievement of Board-approved goals relating to same-store sales (33%) and EBITDA (67%). For more discussion regarding annual cash bonuses and long-term equity incentives, please read “—Non-Equity Incentive Compensation and Bonus,” “—Short-Term Equity Incentive Compensation” and “—Long-Term Equity Incentive Compensation” beginning on page 24.

Compensation and the Company’s Risk Management

The Company believes that our compensation policies and practices for our employees are appropriately structured and encourage decision making that could expose the Company to unreasonable risks of material adverse consequences. Furthermore, the Company employs a number of safeguards with respect to the compensation policies and practices which mitigate excessive risk-taking by our employees. These safeguards include: benchmarking compensation to market levels; focusing on long-term shareholder value creation; tying long-term incentive grants to objectives; issuing equity awards that vest over multi-year time horizons; and maintaining stock ownership guidelines for our officers.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any calendar year. Compensation that qualifies as “performance based compensation” (as defined for purposes of Section 162(m)) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. Options granted under the Company’s Luby’s Incentive Stock Plan have been structured to qualify as performance-based and thus would not be subject to this deduction limitation. While the Executive Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, it does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes. Although none of our Named Executive Officers reached the deduction limitation in fiscal year 2014, the Executive Compensation Committee plans to continue to evaluate the Company’s salary, bonus, and stock option programs to determine the advisability of future compliance with Section 162(m).

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 2014.

Executive Compensation Committee

J.S.B. Jenkins (Chair)

Judith B. Craven (Vice-Chair)

Jill Griffin

Arthur R. Emerson

COMPENSATION TABLES AND INFORMATION

Summary Compensation Table

The table below contains information concerning annual and long-term compensation of the current Chief Executive Officer, all persons who served as Chief Executive Officer of the Company during the last fiscal year, the current Chief Financial Officer, the next most highly compensated individuals, as specified in Item 402 of Regulation S-K, who made in excess of $100,000 in total compensation and were serving as executive officers at the end of the last completed fiscal year or who would otherwise have been required to be included in the table but for the fact that they were not serving as an executive officer of the Company at the end of the last completed fiscal year (our “Named Executive Officers”), for services rendered in all capacities for the fiscal year ended August 27, 2014.

Awards granted during the beginning of fiscal year 2014 relate to the earnings from the fiscal year 2013 executive compensation plan.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Nonqualified Deferred Compen- sation Earnings	All Other Compensation (1)	Total
Christopher J. Pappas	2014	$411,308	$6,711	$0	$0	$0	$0	$0	$418,019
President and Chief	2013	400,000	$305,867	199,997	102,043	0	0	0	1,007,907
Executive Officer	2012	400,182	65,885	25,327	50,653	0	0	0	585,710

K. Scott Gray	2014	315,612	5,393	0	0	0	0	0	321,004
Senior Vice President and	2013	300,701	163,858	199,997	102,043	0	0	0	766,599
Chief Financial Officer	2012	257,775	34,260	15,315	30,626	0	0	0	364,175

Peter Tropoli	2014	336,466	6,327	0	0	0	0	0	342,794
Chief Operating	2013	322,572	192,259	199,997	102,043	0	0	0	816,871
Officer	2012	322,205	42,166	15,315	30,626	0	0	0	441,786

(1)	Perquisites and other personal benefits that did not exceed $10,000 in the aggregate for any Named Executive Officer have been excluded.

The following table summarizes grants of plan-based awards made to each of our Named Executive Officers during the Company’s last fiscal year.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant date fair value of stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	awards ($)
Christopher J. Pappas	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
K. Scott Gray	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
Peter Tropoli	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—
	—	N/A	N/A	N/A	N/A	N/A	N/A	—	—	—	—

(1)	The plan does not contemplate Threshold, Target, or Maximum Payouts. Please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above, for further discussion.

The following table provides information regarding outstanding equity awards at fiscal year-end for each of our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher J. Pappas	63,000	N/A	N/A	5.27	12/8/2018	N/A	N/A	N/A	N/A
	50,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	13,163	4,388 (2)	N/A	5.39	11/18/2020	N/A	N/A	N/A	N/A
	5,730	5,730 (4)	N/A	4.42	11/15/2021	N/A	N/A	N/A	N/A
	4,288	12,862 (5)	N/A	5.95	11/15/2022	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	5,730 (6)	27,790	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	33,613 (7)	163,023	N/A	N/A

K. Scott Gray	9,217	N/A	N/A	11.10	11/13/2017	N/A	N/A	N/A	N/A
	26,500	N/A	N/A	5.27	12/8/2018	N/A	N/A	N/A	N/A
	30,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	7,898	2,633 (2)	N/A	5.39	11/18/2020	N/A	N/A	N/A	N/A
	3,465	3,464 (4)	N/A	4.42	11/15/2021	N/A	N/A	N/A	N/A
	4,288	12,862 (5)	N/A	5.95	11/15/2022	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	3,465 (6)	16,805	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	33,613 (7)	163,023	N/A	N/A

Peter Tropoli	14,055	N/A	N/A	11.10	11/13/2017	N/A	N/A	N/A	N/A
	26,500	N/A	N/A	5.27	12/8/2018	N/A	N/A	N/A	N/A
	30,000	N/A	N/A	3.44	11/19/2019	N/A	N/A	N/A	N/A
	1,578	526 (3)	N/A	5.34	4/20/2021	N/A	N/A	N/A	N/A
	7,898	2,633 (2)	N/A	5.39	11/18/2020	N/A	N/A	N/A	N/A
	3,465	3,464 (4)	N/A	4.42	11/15/2021	N/A	N/A	N/A	N/A
	4,288	12,862 (5)	N/A	5.95	11/15/2022	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	3,465 (6)	16,805	N/A	N/A
	N/A	N/A	N/A	N/A	N/A	33,613 (7)	163,023	N/A	N/A

(1)

Except for the stock options granted to Mr. Pappas, which were granted pursuant to his employment agreements with the Company, the stock options were granted under the Company’s Incentive Stock Plan, as amended.

(2)	This option vests in equal amounts on each of the first four anniversaries of the grant date, November 18, 2010.
(3)	This option vests in equal amounts on each of the first four anniversaries of the grant date, April 20, 2011.
(4)	This option vests in equal amounts on each of the first four anniversaries of the grant date, November 15, 2011.
(5)	This option vests in equal amounts on each of the first four anniversaries of the grant date, November 15, 2012.
(6)	This award of restricted stock units vests on the third anniversary date of the grant date, November 11, 2011.
(7)	This award of restricted stock units vests on the third anniversary date of the grant date, November 15, 2012.
(8)	Market value based on closing price of $4.85 on November 14, 2014.

The following table summarizes options exercised and stock awards that vested during the Company’s last fiscal year for each of the Named Executive Officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher J. Pappas	—	—	5,910	$64,942
K. Scott Gray	—	—	3,545	38,961
Peter Tropoli	—	—	4,598	44,984

Potential Payments upon Termination or Change in Control

Trigger Events

The employment agreement between the Company and Christopher J. Pappas (“Executive”) will terminate upon the Executive’s death or upon the Executive’s disability, which is defined as his becoming incapacitated by accident, sickness or other circumstance that renders him physically or mentally unable to carry out the duties and services required of him under the employment agreement on a full-time basis for more than 120 days in any 180-day period. If a dispute arises between the Executive and the Company concerning the Executive’s physical or mental ability to continue or return to the performance of his duties as described above, the Executive is required to submit to an examination by a competent physician mutually agreeable to both parties or, if the parties are unable to agree, by a physician appointed by the president of the Harris County Medical Association, and that physician’s opinion will be final and binding.

The Company may terminate the Executive’s employment at any time for cause, which means that the Executive has (1) been convicted of a crime constituting a felony or a misdemeanor involving moral turpitude, (2) committed, or participated in, an illegal act or acts that were intended to defraud the Company, (3) willfully refused to fulfill his duties and President and Chief Executive Officer, (4) breached material provisions of the employment agreement, a Company policy, or the Company’s code of conduct, in each case after notice from the Board and an opportunity to correct the breach, (5) engaged in gross negligence or willful misconduct in the performance of his duties and obligations to the Company, or (6) willfully engaged in conduct known, or which should have been known, to be materially injurious to the Company. The Company also may terminate at any time an employment agreement for any other reason, in the sole discretion of the Board.

The Executive may terminate his employment for “good reason,” which means that any of the following circumstances have occurred without the Executive’s consent: (1) a material diminution in the nature, scope or duties of the Executive or assignment of duties inconsistent with those of President and Chief Executive Officer, or a change in the location of the Company’s principal business office in which his services are to be carried out, to a location outside Texas, (2) any breach of a material provision of the employment agreement by the Company after written notice from the Executive and if correctable, the failure to correct such breach within 30 days from the date such notice is given, (3) within two years after the Company’s sale of all or substantially all of its assets or the merger, share exchange or other reorganization of the Company into or with another corporation or entity, with respect to which the Company does not survive, or (4) certain reductions in the employee benefits and perquisites applicable to the Executive. Finally, the Executive may terminate his employment agreement for any other reason, in his sole discretion.

Termination due to Death or Disability. If the Executive’s employment is terminated due to his death or disability, all compensation and benefits to the Executive under his employment agreement (other than any equity-based compensation awards granted to the Executive by the Company, which are governed by the terms of the applicable award agreement), will terminate contemporaneously with the termination of employment and without further obligation to the Executive or his legal representatives under his employment agreement, other than the payment of his base salary for the period through the date of termination. Under the Executive’s existing incentive stock option agreements, upon the death of the Executive the stock option may be exercised within one year after his death, by the person or persons to whom his rights under the option have passed by will or the laws of descent and distribution, until the expiration of the option. If the Executive is terminated due to disability, the option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.

Termination for Cause or other than for Good Reason. If the Executive terminates his employment without good reason, or if the Company terminates the Executive’s employment for cause, all compensation and benefits to the Executive under his employment agreement (other than any equity-based compensation awards granted to the Executive by the Company, which are governed by the terms of the applicable award agreement), will terminate immediately upon the termination of employment and without further obligation to the Executive or his legal representatives under his employment agreement, other than the payment of his base salary for the period through the date of termination. Under the Executive’s existing incentive stock option agreement, the Executive’s stock option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.

Termination Without Cause or For Good Reason. If the Executive’s employment is terminated by the Company without cause or by the Executive for good reason, the Company will be obligated to pay to, or make available to, the Executive his monthly base salary and benefits in effect on the date of termination for the remainder of the term of the employment agreement, which expires on August 31, 2016. If, however, the Executive violates the confidentiality or noncompetition provisions in his employment agreement, then the Executive will forfeit his rights to receive any further payments under the employment agreement. Under the Executive’s existing incentive stock option agreement, the Executive’s stock option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.

Non-renewal of Agreement. If the Executive’s employment is terminated because the employment agreement is not renewed, then all compensation for periods subsequent to termination and all benefits to the Executive under the employment agreement will terminate immediately upon termination of employment. Under the Executive’s existing incentive stock option agreement, the Executive’s stock option may be exercised, to the extent the option was exercisable on the date of termination, until the earlier of the first anniversary of the date of termination or the expiration of the option.

Estimated Payments to Chief Executive Officer

The following table summarizes estimated benefits that would have been payable to the Executive if his employment had been terminated on August 27, 2014, giving effect to the amendment to his employment agreement dated December 1, 2014:

Christopher J. Pappas

	Base Salary	Value of Accelerated Equity Awards (1)
Without Cause or For Good Reason	$931,108	$333,676
For Cause or other than for Good Reason	—	333,676
Death	—	333,676
Disability	—	333,676
Non-renewal of Agreement	—	333,676

(1)

The value of accelerated equity awards is based on the closing price of $5.42 per common share at August 27, 2014. Only options with an option exercise price of less than $5.42 were considered. At August 27, 2014, there were 131,893 exercisable option shares and 10,118 unvested option shares at an exercise prices from $3.44 to $5.39. Options vest equally over four years from the date of grant. In addition, 39,343 restricted stock units which vest 100% after three years were included in the value of accelerated equity awards.

FINANCE AND AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements included in the Annual Report on Form 10-K for the year ended August 27, 2014 and their judgment about the quality and appropriateness of accounting principles and financial statement presentations, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and major issues as to the adequacy of the Company’s internal controls. In addition, the Finance and Audit Committee discussed any matter required to be communicated under generally accepted auditing standards. The Finance and Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the Finance and Audit Committee concerning independence and has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, professional standards, Vol. I, AV section 380), as adopted by the PCAOB in Rule 3200T. The Finance and Audit Committee also has discussed with the independent registered public accounting firm the firm’s independence from the Company and management. The Finance and Audit Committee also considered the compatibility of nonaudit services with the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Finance and Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 27, 2014, for filing with the Securities and Exchange Commission. The Finance and Audit Committee appointed Grant Thornton LLP as the independent registered public accounting firm for the Company for the 2015 fiscal year.

Finance and Audit Committee

Joe C. McKinney (Chair)

J.S.B. Jenkins (Vice-Chair)

Arthur R. Emerson

Gasper Mir, III

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals of shareholders for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2016 annual meeting of shareholders submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by the Company at its corporate office no later than August 10, 2015. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 with respect to the Company’s 2016 annual meeting of shareholders will be considered untimely if received by the Company after October 26, 2015.

The Company’s Bylaws provide that any shareholder of record may nominate a candidate for election as a director of the Company or bring any other business before an annual meeting of shareholders, so long as the shareholder gives timely notice thereof. To be timely, such notice must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders and must include (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Exchange Act; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Company’s Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder; and (3) as to the shareholder giving the notice, (a) the name and address of such shareholder, as they appear on the Company’s books, (b) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, and any derivative positions owned beneficially by such shareholder, and (c) all such other information required to be submitted by the shareholder in accordance with the Bylaws.

REIMBURSEMENT OF CERTAIN EXPENSES

The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

HOUSEHOLDING OF PROXY MATERIALS

Under SEC rules, companies and intermediaries (such as brokers) may satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This practice, known as “householding,” is intended to improve the convenience of shareholders and to reduce the Company’s printing and postage costs.

A number of brokers with accountholders who are shareholders of the Company will be householding the Company’s proxy materials and accordingly, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards. Once you who have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or call the Company at (713) 329-6808 or write the Company at Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefore. We have also retained Georgeson to assist us in soliciting proxies for a fee of $8,500 plus reasonable out-of-pocket expenses. The Company also requests brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

The Company will provide without charge on the written request of any person solicited hereby a copy of the Company’s Annual Report on Form 10-K for the year ended August 27, 2014. Written requests should be mailed to Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

By Order of the Board of Directors,

/s/ ROY CAMBERG
General Counsel and Secretary

Dated: December 8, 2014

LUBY'S INC.
C/O AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01 Jill Griffin	☐	☐	☐
02 Christopher J. Pappas	☐	☐	☐
03 Judith B. Craven, M.D.	☐	☐	☐
04 Frank Markantonis	☐	☐	☐
05 Arthur Rojas Emerson	☐	☐	☐
06 Gasper Mir, III	☐	☐	☐
07 J.S.B. Jenkins	☐	☐	☐
08 Joe C. McKinney	☐	☐	☐
09 Harris J. Pappas	☐	☐	☐
10 Peter Tropoli	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Ratification of the appointment of Grant Thornton LLP.	☐	☐	☐
3 Advisory vote on the compensation of our named Executive Officers.	☐	☐	☐

NOTE: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000222817_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

LUBY'S, INC.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott Gray, Todd Coutee, and Roy Camberg, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of Luby's, Inc. held of record by the undersigned on December 3, 2014, at the Annual Meeting of Shareholders to be held on January 23, 2015, or any adjournment or postponement thereof. This proxy revokes all prior proxies provided by the undersigned with respect to the shares covered hereby.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board's recommendation.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

0000222817_2 R1.0.0.51160

Continued and to be signed on reverse side